EXHIBIT 99.1
July 28, 2010
Huron Consulting Group Reports Second Quarter 2010 Financial Results
•	Revenues were $143.7 million for Q2 2010 compared to $154.4 million in Q2 2009.

•	Diluted earnings per share from continuing operations for Q2 2010 was $0.16 compared to $0.38 in Q2 2009.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $0.45 in Q2 2010 compared to $0.54 in Q2 2009.

•	Average number of full-time billable consultants(3) totaled 1,217 for Q2 2010 compared to 1,427 for Q2 2009. Average number of full-time equivalent professionals(6) totaled 944 for Q2 2010 compared to 852 in the same period last year.

•	Company narrowed full year 2010 revenue guidance to a range of $600.0 million to $620.0 million.
CHICAGO — July 28, 2010 — Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the second quarter ended June 30, 2010.
“Huron’s performance was consistent with our expectations for the second quarter. We anticipate the second half of the year to be better than the first given discernable trends across all of our segments,” said James H. Roth, chief executive officer, Huron Consulting Group. “Within our healthcare practice, hospitals are just beginning to assess the impact of healthcare reform. We expect that this will be an increasing source of demand for our Health and Education Consulting segment. We are also encouraged by strong momentum in our Legal Consulting segment, as we help large corporations improve efficiency and reduce costs associated with large-scale litigation.”
“Entering the second half of the year, we have narrowed revenue guidance based on our current assessment of our segments and business outlook for the rest of the year. While the economy remains a challenge, we believe that Huron is well positioned for growth across our three segments,” added Roth.
Second Quarter 2010 Results
Revenues for the second quarter of 2010 were $143.7 million compared to $154.4 million for the second quarter of 2009, and $138.9 million in the first quarter of 2010. The Company’s second quarter 2010 operating income was $9.2 million compared to $17.9 million in the second quarter of 2009. Net income from continuing operations was $3.3 million, or $0.16 per diluted share, for the second quarter of 2010 compared to $7.8 million, or $0.38 per diluted share, for the same period last year and $2.9 million, or $0.14 per diluted share, in the first quarter of 2010. Net income was $2.4 million, or $0.12 per diluted share, for the second quarter of 2010 compared to $9.6 million, or $0.47 per diluted share, for the same period last year. Earnings in the current quarter were impacted by the settlement of a litigation matter, which resulted in a one-time pre-tax charge of $4.8 million, or $0.14 per diluted share, as well as the scope and timing of insurance reimbursement of certain restatement related costs.

Revenue in the current quarter included $1.1 million of revenues from the Legal Consulting segment that should have been recorded in the first quarter of 2010. Had this revenue been recorded in the first quarter of 2010, the second quarter of 2010 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(7) and Adjusted EBITDA(7) would have decreased by $1.1 million and diluted earnings per share from continuing operations and adjusted diluted earnings per share from continuing operations(7) would have decreased by $0.04 per diluted share, with corresponding increases in such amounts in the first quarter of 2010. This item had no impact on the 2010 year to date results.
Second quarter 2010 EBITDA(7) was $15.0 million, or 10.4% of revenues, compared to $24.7 million, or 16.0% of revenues, in the comparable quarter last year.
In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended
	June 30,
	2010	2009
Amortization of intangible assets	$1,890	$2,396
Non-cash compensation	$—	$3,050
Restatement related expenses	$2,428	$385
Restructuring charges	$1,165	$—
Litigation settlement	$4,764	$—
Other gain	$—	$(2,687)
Adjusted EBITDA(7) was $23.3 million, or 16.2% of revenues, in the second quarter of 2010, compared to $25.4 million, or 16.5% of revenues, in the comparable quarter last year, and $14.1 million, or 10.2% of revenues, in the first quarter of 2010.
Non-GAAP adjusted net income from continuing operations(7) was $9.4 million, or $0.45 per diluted share, for the second quarter of 2010 compared to $11.0 million, or $0.54 per diluted share, for the second quarter in 2009.
Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.
The average number of full-time billable consultants(3) was 1,217 in the second quarter of 2010 compared to 1,427 in the same quarter last year. Full-time billable consultant utilization rate(4) was 69.2% during the second quarter of 2010 compared with 68.7% during the same period last year. Average billing rate per hour for full-time billable consultants(5) was $245 for the second quarter of 2010 compared to $259 for the second quarter of 2009. The average number of full-time equivalent professionals(6) increased 10.8% to 944 in the second quarter of 2010 from 852 in the comparable period of 2009.
Year-to-Date Results
Revenues for the first six months of 2010 were $282.6 million compared to $305.6 million for the first half of 2009. The Company’s operating income for the first six months of 2010 was $17.1 million compared to $32.2 million in the first six months of 2009. Net income from continuing operations was $6.2 million, or $0.30 per diluted share, for the first six months of 2010 compared to $13.5 million, or $0.66 per diluted share, for the same period last year. Net income was $4.9 million, or $0.24 per diluted share, for the first half of 2010 compared to $16.7 million, or $0.82 per diluted share, for the same period last year.
EBITDA(7) was $28.3 million, or 10.0% of revenues, for the first half of 2010, compared to $46.2 million, or 15.1% of revenues, for the same period in 2009.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Amortization of intangible assets	$3,784	$5,392
Non-cash compensation	$—	$6,496
Restatement related expenses	$3,187	$385
Restructuring charges	$1,165	$—
Litigation settlement	$4,764	$—
Other gain	$—	$(2,687)
Adjusted EBITDA(7) was $37.4 million, or 13.2% of revenues, in the first six months of 2010 compared to $50.4 million, or 16.5% of revenues, in the comparable period last year.
Non-GAAP adjusted net income from continuing operations(7) was $13.9 million, or $0.68 per diluted share, for the first half of 2010 compared to $21.8 million, or $1.07 per diluted share, for the comparable period in 2009.
Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.
The average number of full-time billable consultants(3) was 1,237 in the first half of 2010 compared to 1,443 in the same period last year. Full-time billable consultant utilization rate(4) was 66.7% during the first half of 2010 compared with 68.7% during the same period last year. Average billing rate per hour for full-time billable consultants(5) was $243 for the first half of 2010 compared to $256 for the first half of 2009. The average number of full-time equivalent professionals(6) increased 20.4% to 939 in the first half of 2010 from 780 in the comparable period of 2009.
Operating Segments
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments as follows: Health and Education Consulting, Legal Consulting, and Financial Consulting, representing approximately 57%, 24% and 19% of year-to-date total revenues, respectively.
Financial results by segment are included in the attached schedules and in Huron’s Form 10-Q filing for the quarter ended June 30, 2010.
Discontinued Operations
As previously disclosed, as part of Huron’s strategy to focus on its core businesses, in December 2009 the Company’s Board of Directors approved a plan to divest its Strategy (Galt) business and its Japan operations, both of which are within the Financial Consulting segment. The Company completed the sale of its Strategy business on December 31, 2009. During the second quarter of 2010, the discussions with a prospective buyer of the Company’s Japan operations ended without a sale. As a result, the Board approved a plan to wind down the Japan operations effective June 30, 2010. The results for both of these businesses are reported as discontinued operations for the periods presented.

Outlook for 2010
The Company narrowed guidance for full year 2010 from continuing operations, including revenues before reimbursable expenses to a range of $600.0 million to $620.0 million. The Company also anticipates EBITDA(10) in a range of $91.0 million to $95.0 million, Adjusted EBITDA(10) in a range of $107.0 million to $111.0 million, diluted earnings per share from continuing operations in a range of $1.43 to $1.53, and non-GAAP adjusted diluted earnings per share(10) from continuing operations in a range of $2.10 to $2.20.
As previously announced, beginning in 2010, the Company no longer excludes share-based compensation from its non-GAAP financial measures.
Second Quarter 2010 Webcast
The Company will host a webcast to discuss its financial results tomorrow, July 29 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, resolve disputes, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.
Use of Non-GAAP Financial Measures(7)
In evaluating the Company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States. The reconciliation of these measures to the most comparable GAAP measures are included in the attached schedules.
Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “assumes,” “can,” “considers,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the Securities and Exchange Commission (“SEC”) investigation with respect to the restatement and the related purported private shareholder class action lawsuit and derivative lawsuits, (iii) the SEC investigation and related Company inquiry into the allocation of time within a certain practice group, (iv) the request by the United States Attorney’s Office (“USAO”) for the Northern District of Illinois for certain documents and (v) the cost reduction program implemented in the third quarter of 2009. In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. See “Risk Factors” in our 2009 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the period ended June 30, 2010 for a description of the material risks we face.
Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com
Investor Contact:
James K. Rojas, Chief Financial Officer
or
Ellen Wong
312-583-8722
investor@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues and reimbursable expenses:
Revenues	$143,708	$154,446	$282,601	$305,576
Reimbursable expenses	12,900	12,111	25,573	25,523

Total revenues and reimbursable expenses	156,608	166,557	308,174	331,099
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	90,228	99,057	184,836	195,311
Intangible assets amortization	887	1,087	1,773	2,773
Reimbursable expenses	12,854	12,104	25,578	25,542

Total direct costs and reimbursable expenses	103,969	112,248	212,187	223,626

Operating expenses:
Selling, general and administrative	30,206	33,036	60,321	66,329
Restructuring charges	1,165	—	1,165	—
Restatement related expenses	2,428	385	3,187	385
Litigation settlement	4,764	—	4,764	—
Depreciation and amortization	4,851	5,659	9,495	11,231

Total operating expenses	43,414	39,080	78,932	77,945
Other gain	—	2,687	—	2,687

Operating income	9,225	17,916	17,055	32,215
Other income (expense):
Interest expense, net of interest income	(3,553)	(3,020)	(6,508)	(5,754)
Other income (expense)	(467)	642	(221)	169

Total other expense	(4,020)	(2,378)	(6,729)	(5,585)

Income from continuing operations before income tax expense	5,205	15,538	10,326	26,630
Income tax expense	1,937	7,693	4,142	13,171

Net income from continuing operations	3,268	7,845	6,184	13,459
(Loss) income from discontinued operations, net of tax	(893)	1,801	(1,295)	3,263

Net income	$2,375	$9,646	$4,889	$16,722

Net earnings (loss) per basic share:
Income from continuing operations	$0.16	$0.40	$0.30	$0.69
(Loss) income from discontinued operations, net of tax	$(0.04)	$0.09	$(0.06)	$0.16

Net income	$0.12	$0.49	$0.24	$0.85

Net earnings (loss) per diluted share:
Income from continuing operations	$0.16	$0.38	$0.30	$0.66
(Loss) income from discontinued operations, net of tax	$(0.04)	$0.09	$(0.06)	$0.16

Net income	$0.12	$0.47	$0.24	$0.82

Weighted average shares used in calculating earnings (loss) per share:
Basic	20,534	19,752	20,416	19,641
Diluted	20,756	20,405	20,627	20,329

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$3,088	$5,715
Receivables from clients, net	82,748	90,543
Unbilled services, net	46,368	37,558
Income tax receivable	10,947	18,911
Deferred income taxes	13,850	16,338
Prepaid expenses and other current assets	17,173	19,437
Current assets of discontinued operations	5,037	4,281

Total current assets	179,211	192,783
Property and equipment, net	34,079	39,147
Deferred income taxes	20,218	21,298
Other non-current assets	12,272	14,383
Intangible assets, net	18,598	22,406
Goodwill	464,225	464,169
Non-current assets of discontinued operations	—	29

Total assets	$728,603	$754,215

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,705	$7,150
Accrued expenses	25,955	29,201
Accrued payroll and related benefits	28,564	71,473
Accrued consideration for business acquisitions	—	63,188
Income tax payable	4	874
Deferred revenues	13,144	13,764
Current portion of capital lease obligations	135	278
Current liabilities of discontinued operations	2,058	7,065

Total current liabilities	81,565	192,993
Non-current liabilities:
Deferred compensation and other liabilities	6,766	6,131
Capital lease obligations, net of current portion	—	5
Bank borrowings	293,000	219,000
Deferred lease incentives	8,191	8,681
Non-current liabilities of discontinued operations	152	416

Total non-current liabilities	308,109	234,233

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 23,189,602 and 22,624,515 shares issued at June 30, 2010 and December 31, 2009, respectively	218	213
Treasury stock, at cost, 1,119,907 and 995,409 shares at June 30, 2010 and December 31, 2009, respectively	(56,044)	(51,561)
Additional paid-in capital	347,703	335,272
Retained earnings	48,747	43,858
Accumulated other comprehensive loss	(1,695)	(793)

Total stockholders’ equity	338,929	326,989

Total liabilities and stockholders’ equity	$728,603	$754,215

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net income	$4,889	$16,722
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,341	14,380
Share-based compensation	12,060	13,438
Non-cash compensation	—	7,107
Allowances for doubtful accounts and unbilled services	481	2,451
Deferred income taxes	737	579
Other gain	—	(2,686)
Changes in operating assets and liabilities, net of businesses acquired:
Decrease (increase) in receivables from clients	6,397	(2)
Increase in unbilled services	(7,459)	(13,682)
Decrease in current income tax receivable / payable, net	6,737	1,773
(Increase) decrease in other assets	(1,742)	582
Increase in accounts payable and accrued liabilities	911	2,935
Decrease in accrued payroll and related benefits	(47,728)	(7,397)
Decrease in deferred revenues	(624)	(6,459)

Net cash (used in) provided by operating activities	(14,000)	29,741

Cash flows from investing activities:
Purchases of property and equipment, net	(2,489)	(8,427)
Net surrender of (investment in) life insurance policies	651	(808)
Purchases of businesses	(63,229)	(47,065)
Sale of business	3,692	—

Net cash used in investing activities	(61,375)	(56,300)

Cash flows from financing activities:
Proceeds from exercise of stock options	39	116
Shares redeemed for employee tax withholdings	(1,299)	(1,921)
Tax benefit from share-based compensation	360	5,551
Proceeds from borrowings under credit facility	232,000	164,500
Repayments on credit facility	(158,000)	(149,500)
Payments of capital lease obligations	(148)	(191)

Net cash provided by financing activities	72,952	18,555

Effect of exchange rate changes on cash	(63)	(475)

Net decrease in cash and cash equivalents	(2,486)	(8,479)
Cash and cash equivalents at beginning of the period	6,459	14,106

Cash and cash equivalents at end of the period(*)	$3,973	$5,627

*	Cash and cash equivalents presented herein includes $0.9 million and $1.1 million of cash and cash equivalents classified as discontinued operations as of June 30, 2010 and 2009, respectively.

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended		Percent
	June 30,		Increase
Segment and Consolidated Operating Results (in thousands):	2010	2009	(Decrease)

Health and Education Consulting:
Revenues	$83,782	$91,469	(8.4%)
Operating income (1)	$28,799	$34,430	(16.4%)
Segment operating income as a percent of segment revenues	34.4%	37.6%
Legal Consulting (2):
Revenues	$33,951	$31,241	8.7%
Operating income	$9,302	$7,715	20.6%
Segment operating income as a percent of segment revenues	27.4%	24.7%
Financial Consulting:
Revenues	$25,975	$31,736	(18.2%)
Operating income (1)	$4,708	$3,899	20.7%
Segment operating income as a percent of segment revenues	18.1%	12.3%
Total Company:
Revenues	$143,708	$154,446	(7.0%)
Reimbursable expenses	12,900	12,111	6.5%

Total revenues and reimbursable expenses	$156,608	$166,557	(6.0%)

Statement of operations reconciliation:
Segment operating income	$42,809	$46,044	(7.0%)
Charges not allocated at the segment level:
Other selling, general and administrative expenses	28,733	22,469	27.9%
Depreciation and amortization expense	4,851	5,659	(14.3%)

Total operating income	9,225	17,916	(48.5%)
Other expense, net	4,020	2,378	69.0%

Income from continuing operations before income tax expense	$5,205	$15,538	(66.5%)

Other Operating Data:
Number of full-time billable consultants (at period end) (3):
Health and Education Consulting	826	868	(4.8%)
Legal Consulting	127	141	(9.9%)
Financial Consulting	244	363	(32.8%)

Total	1,197	1,372	(12.8%)
Average number of full-time billable consultants (for the period) (3):
Health and Education Consulting	835	887
Legal Consulting	128	152
Financial Consulting	254	388

Total	1,217	1,427
Full-time billable consultant utilization rate (4):
Health and Education Consulting	74.3%	75.3%
Legal Consulting	63.3%	61.9%
Financial Consulting	54.8%	56.4%
Total	69.2%	68.7%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended
	June 30,
Other Operating Data:	2010	2009

Full-time billable consultant average billing rate per hour (5):
Health and Education Consulting	$240	$262
Legal Consulting	$208	$212
Financial Consulting	$291	$270
Total	$245	$259
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$85	$93
Legal Consulting	$59	$61
Financial Consulting	$72	$71
Total	$79	$84
Average number of full-time equivalents (for the period) (6):
Health and Education Consulting	157	109
Legal Consulting	676	678
Financial Consulting	111	65

Total	944	852
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$83	$81
Legal Consulting	$39	$32
Financial Consulting	$69	$63
Total	$50	$41

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Six Months Ended		Percent
	June 30,		Increase
Segment and Consolidated Operating Results (in thousands):	2010	2009	(Decrease)

Health and Education Consulting:
Revenues	$160,696	$183,491	(12.4%)
Operating income (1)	$49,865	$68,070	(26.7%)
Segment operating income as a percent of segment revenues	31.0%	37.1%
Legal Consulting:
Revenues	$67,056	$54,109	23.9%
Operating income	$16,721	$10,956	52.6%
Segment operating income as a percent of segment revenues	24.9%	20.2%
Financial Consulting:
Revenues	$54,849	$67,976	(19.3%)
Operating income (1)	$9,431	$9,497	(0.7%)
Segment operating income as a percent of segment revenues	17.2%	14.0%
Total Company:
Revenues	$282,601	$305,576	(7.5%)
Reimbursable expenses	25,573	25,523	0.2%

Total revenues and reimbursable expenses	$308,174	$331,099	(6.9%)

Statement of operations reconciliation:
Segment operating income	$76,017	$88,523	(14.1%)
Charges not allocated at the segment level:
Other selling, general and administrative expenses	49,467	45,077	9.7%
Depreciation and amortization expense	9,495	11,231	(15.5%)

Total operating income	17,055	32,215	(47.1%)
Other expense, net	6,729	5,585	20.5%

Income from continuing operations before income tax expense	$10,326	$26,630	(61.2%)

Other Operating Data:
Number of full-time billable consultants (at period end) (3):
Health and Education Consulting	826	868	(4.8%)
Legal Consulting	127	141	(9.9%)
Financial Consulting	244	363	(32.8%)

Total	1,197	1,372	(12.8%)
Average number of full-time billable consultants (for the period) (3):
Health and Education Consulting	841	892
Legal Consulting	133	155
Financial Consulting	263	396

Total	1,237	1,443
Full-time billable consultant utilization rate (4):
Health and Education Consulting	71.2%	76.7%
Legal Consulting	59.1%	57.7%
Financial Consulting	55.9%	55.3%
Total	66.7%	68.7%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended
	June 30,
Other Operating Data:	2010	2009

Full-time billable consultant average billing rate per hour (5):
Health and Education Consulting	$238	$254
Legal Consulting	$200	$222
Financial Consulting	$287	$276
Total	$243	$256
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$162	$185
Legal Consulting	$104	$120
Financial Consulting	$148	$144
Total	$152	$167
Average number of full-time equivalents (for the period) (6):
Health and Education Consulting	149	102
Legal Consulting	671	591
Financial Consulting	119	87

Total	939	780
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$167	$177
Legal Consulting	$79	$60
Financial Consulting	$133	$127
Total	$100	$83

(1)	Includes non-cash compensation expense, which represents acquisition-related payments made by the Company to selling shareholders of certain acquired businesses that were subsequently redistributed by such selling shareholders, as follows (in thousands). See the Company’s Form 10-K for the year ended December 31, 2009 for additional information.

	Three Months Ended	Six Months Ended
	June 30, 2009	June 30, 2009
Health and Education Consulting	$2,238	$4,872
Financial Consulting	812	1,624

Total	$3,050	$6,496

(2)	Legal Consulting revenues and operating income for the second quarter of 2010 included $1.1 million of data processing revenues that relate to services performed in the first quarter of 2010 that should have been recorded in that quarter.

(3)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(4)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(5)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(6)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues	$143,708	$154,446	$282,601	$305,576

Net income from continuing operations	$3,268	$7,845	$6,184	$13,459
Add back:
Income tax expense	1,937	7,693	4,142	13,171
Interest and other expenses	4,020	2,378	6,729	5,585
Depreciation and amortization	5,738	6,746	11,268	14,004

Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	14,963	24,662	28,323	46,219
Add back:
Non-cash compensation (1)	—	3,050	—	6,496
Restatement related expenses	2,428	385	3,187	385
Restructuring charges	1,165	—	1,165	—
Litigation settlement	4,764	—	4,764	—
Other gain	—	(2,687)	—	(2,687)

Adjusted EBITDA (7)	$23,320	$25,410	$37,439	$50,413

Adjusted EBITDA as a percentage of revenues (7)	16.2%	16.5%	13.2%	16.5%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income from continuing operations	$3,268	$7,845	$6,184	$13,459

Weighted average shares — diluted	20,756	20,405	20,627	20,329
Diluted earnings per share from continuing operations	$0.16	$0.38	$0.30	$0.66

Add back:
Amortization of intangible assets	1,890	2,396	3,784	5,392
Non-cash compensation (1)	—	3,050	—	6,496
Restatement related expenses	2,428	385	3,187	385
Restructuring charges	1,165	—	1,165	—
Litigation settlement	4,764	—	4,764	—
Other gain	—	(2,687)	—	(2,687)
Tax effect	(4,072)	(39)	(5,160)	(1,267)

Total adjustments, net of tax	6,175	3,105	7,740	8,319

Adjusted net income from continuing operations (7)	$9,443	$10,950	$13,924	$21,778

Weighted average shares — diluted	20,756	20,405	20,627	20,329
Adjusted diluted earnings per share from continuing operations (7)	$0.45	$0.54	$0.68	$1.07

(7)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to net income from continuing operations, diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2010 OUTLOOK
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8) TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8) (10)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2010
	Guidance Range
	Low	High

Projected revenues — GAAP	$600.0	$620.0

Projected net income from continuing operations — GAAP (8)	$30.0	$32.0
Add back:
Income tax expense	24.0	26.0
Interest and other expenses	14.5	14.5
Depreciation and amortization	22.5	22.5

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (8) (10)	91.0	95.0
Add back:
Restructuring and restatement related expenses (9)	11.2	11.2
Litigation settlement	4.8	4.8

Projected adjusted EBITDA (8) (10)	$107.0	$111.0

Projected adjusted EBITDA as a percentage of projected revenues (10)	17.8%	17.9%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8)
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8) (10)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2010
	Guidance Range
	Low	High

Projected net income from continuing operations — GAAP (8)	$30.0	$32.0

Projected diluted earnings per share from continuing operations — GAAP (8)	$1.43	$1.53

Add back:
Amortization of intangible assets	7.5	7.5
Restructuring and restatement related expenses (9)	11.2	11.2
Litigation settlement	4.8	4.8
Tax effect	(9.4)	(9.4)

Total adjustments, net of tax	14.1	14.1
Projected adjusted net income from continuing operations (8) (10)	$44.1	$46.1

Projected adjusted diluted earnings per share from continuing operations (8) (10)	$2.10	$2.20

(8)	Projected net income from continuing operations — GAAP, projected earnings before interest, taxes, depreciation and amortization (“EBITDA”), projected adjusted EBITDA, projected diluted earnings per share from continuing operations — GAAP, projected adjusted net income from continuing operations, and projected adjusted diluted earnings per share from continuing operations exclude (i) potential settlement costs, penalties, damages, administrative remedies, fines or liabilities for additional amounts (“Liabilities”) that may be incurred in connection with (A) the SEC investigations into the restatement and the allocation of time within a certain practice group, (B) the purported private shareholder class action and derivative lawsuits in respect of the restatement, and (C) the request by the USAO for the Northern District of Illinois for certain documents, which Liabilities cannot be estimated and could be material and (ii) other unanticipated costs and expenses in connection with the SEC investigations, the purported private shareholder class action and derivative lawsuits, or the request by the USAO for the Northern District of Illinois for certain documents, which unanticipated costs and expenses could be material. See the Company’s Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended March 31, 2010, filed on February 23, 2010 and April 29, 2010, respectively, as well as the Company’s Form 10-Q for the quarter ended June 30, 2010, which the Company intends to file on July 29, 2010, for additional information about the SEC investigations, purported private shareholder class action and derivative lawsuits and the USAO’s request for certain documents.

(9)	Restatement related expenses reflect costs expected to be incurred in connection with the restatement, the Company’s inquiries into the facts and circumstances underlying the restatement and the allocation of time within a certain practice group, the SEC investigations, the purported shareholder class action and derivative lawsuits and the USAO’s request for certain documents and do not include the potential Liabilities or unanticipated costs and expenses outlined in footnote (8), above.

(10)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income from continuing operations and projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.